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                                                                     EXHIBIT 5.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Ballard Power Systems, Inc., of our report dated April 20, 2001 relating to the financial statements of Ecostar Electric Drive Systems, LLC, which appears in the Notice of Special Meeting of Shareholders and Proxy Circular with Respect to the Acquisition by Ballard of XCELLSIS GmbH and Ecostar Electric Drive Systems LLC from DaimlerChrysler AG and Ford Motor Company.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
December 17, 2002